Exhibit 10.76

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) is made and entered into this 26th day of November, 2008 by and among Arthur Lipper, M.D. (“Purchaser”), as buyer, Osmundo R.  Saguil, M.D. (“Seller”), as seller, Prospect Medical Group, Inc., a California professional corporation (“Company”) and Prospect Medical Systems, Inc., a Delaware corporation (“PMS”).

RECITALS

This Agreement is made with reference to the following facts and circumstances:

A.            Seller is a physician licensed in the State of California and the record owner of four thousand (4,000) shares (the “Shares”) of common stock of Company, representing one hundred percent (100%) of the issued and outstanding shares of Company.

B.            Purchaser is a physician licensed in the State of California.

C.            PMS is the manager of Company pursuant to a long term management agreement and was the holder of an option to buy the Shares of Company.

D.            PMS assigned the option to Purchaser so that Purchaser, as a duly licensed physician, could serve as the nominee shareholder of Company.

E.             Purchaser exercised the option to purchase the Shares and desires to effectuate the transfer of the Shares pursuant to this Agreement.

F.             As a result of Purchaser’s purchase of the Shares, Purchaser will hold all the issued and outstanding shares of Company.

G.            Seller desires to sell the Shares to Purchaser and Purchaser desires to purchase the Shares from Seller, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the covenants and conditions contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             PURCHASE AND SALE OF STOCK

1.1           The Shares.  Pursuant to the terms and conditions set forth herein, on the Closing Date, Seller shall sell, convey, transfer, and deliver to Purchaser all right, title, and interest in and to the Shares.

2.             PURCHASE PRICE

2.1           Consideration for the Shares.  Subject to the terms and conditions of this Agreement and in full consideration of the sale and issuance of the Shares, Purchaser shall receive One Thousand Dollars ($1,000.00) as payment (the “Purchase Price”) on the Closing

Date for the Shares.  PMS shall advance the Purchase Price to Purchaser, for Purchaser’s payment to Seller of such Purchase Price.

3.             TRANSFER OF SHARES

3.1           Transfer.  In order to effectuate the transfer of record title to the Shares to Purchaser, on the Closing Date, Seller shall issue to Purchaser all stock certificates representing the Shares, with a stock power duly endorsed for transfer (“Stock Power”), along with any other documents reasonably requested by Purchaser to effectuate the purposes of this Agreement.  Notwithstanding the foregoing, Purchaser acknowledges that that the stock certificate representing the Shares is currently in the possession of the Company’s lender (“Lender”) as evidence of the pledge of the Shares as collateral for the Company’s loan pursuant to the terms of that First Lien Pledge Agreement and the Second Lien Pledge Agreement, copies of which have been previously delivered to Purchaser (the “Pledge Agreements”).  Purchaser acknowledges that the Shares will continue to be collateral for the Company’s loan (which is also the loan for the Company’s affiliates) after the purchase hereunder.  As a result, on the Closing Date, Seller shall deliver the Stock Power duly endorsed in blank and the Company and PMS, shall work with Lender to obtain a return of the original stock certificate for the Shares so that such stock certificate can be cancelled and a new stock certificate issued in the name of Purchaser.  The new stock certificate representing the Shares will then be returned to Lender, along with a Stock Power signed by Purchaser for the benefit of Lender.

4.             REPRESENTATIONS, WARRANTIES AND COVENANTS OF COMPANY

Company represents and warrants to Purchaser that:

4.1           Organization and Authority.  Company is a California professional corporation duly formed, legally existing and in good standing under the laws of the State of California.  Seller is the sole shareholder of Company.  Company has full power and authority to enter into this Agreement, to carry out and perform his obligations hereunder and to consummate the transactions contemplated hereby.

4.2           Authorization and Enforceability.  Company has duly authorized, executed and delivered this Agreement.  Assuming the Purchaser, Seller and PMS duly authorize, execute and deliver it, this Agreement is enforceable against Company.

4.3           Title.  Seller is the record owner of and has good and valid record title to and has the full right to sell, convey and transfer the Shares under the terms of this Agreement.  The Shares are encumbered by (a) the Pledge Agreements, and (b) a Fourth Amended and Restated Assignable Option Agreement (“Existing Assignable Option Agreement”) between Company, PMS and Seller which gives PMS the authority at any time during the term of the Existing Assignable Option Agreement to designate the owner of the Shares.  A copy of the Existing Assignable Option Agreement has been delivered to Purchaser.

4.4           No Violation of Other Agreements.  Neither this Agreement nor any of the transactions contemplated hereby conflicts and will not conflict with or result in the breach of any of the terms or provisions of, or constitute a default under, any contractual obligation to which Company is a party or by which Company, or the Shares, is bound, or any legal requirement applicable to Company or the Shares.  No approval is required to be obtained by Company in connection with the execution, delivery and performance of this Agreement or the transactions contemplated hereby.

4.5           No Other Representations.  No oral or written representation inconsistent with this Agreement has been made to Purchaser.

5.             REPRESENTATIONS, WARRANTIES AND COVENANTS OF PMS

PMS represents and warrants to Purchaser, PMS and Company that:

5.1           Organization and Authority.  PMS is a Delaware corporation duly formed, legally existing and in good standing under the laws of the State of Delaware and qualified to do business in the State of California.  PMS has full power and authority to enter into this Agreement, to carry out and perform his obligations hereunder and to consummate the transactions contemplated hereby.

5.2           Authorization and Enforceability.  PMS has duly authorized, executed and delivered this Agreement.  Assuming the Purchaser, Seller and Company duly authorize, execute and deliver it, this Agreement is enforceable against PMS.

5.3           No Violation of Other Agreements.  Neither this Agreement nor any of the transactions contemplated hereby conflicts and will not conflict with or result in the breach of any of the terms or provisions of, or constitute a default under, any contractual obligation to which PMS is a party or by which PMS, or the Shares, is bound, or any legal requirement applicable to PMS or the Shares.  No approval is required to be obtained by PMS in connection with the execution, delivery and performance of this Agreement or the transactions contemplated hereby.

5.4           No Other Representations.  No oral or written representation inconsistent with this Agreement has been made to Purchaser.

6.             REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

Seller represents and warrants to Purchaser, PMS and Company that:

6.1           Title.  Seller is the record owner of the Shares.  Seller has not (i) granted any option, warrant or other right to any person to acquire any of the Shares or any other security of, or equity interest in, Company, or (ii) any contractual obligation that could have the same effect.  Seller hereby discloses to Purchaser that the Shares are encumbered by (a) the Pledge Agreements, and (b) the Existing Assignable Option Agreement which gives PMS the authority at any time during the term of the Existing Assignable Option Agreement to designate the owner of the Shares.  Other than the encumbrances described above or any encumbrances that could be deemed to exist as a result of the operation of the Company in its ordinary course, Seller has not encumbered or placed any liens on the Shares.

6.2           No Violation of Other Agreements.  Neither this Agreement nor any of the transactions contemplated hereby conflicts and will not conflict with or result in the breach of any of the terms or provisions of, or constitute a default under, any contractual obligation to which Seller is a party or by which Seller, or the Shares, is bound, or any legal requirement applicable to Seller or the Shares.  No approval is required to be obtained by Seller in connection with the execution, delivery and performance of this Agreement or the transactions contemplated hereby.

6.3           No Other Representations.  No oral or written representation inconsistent with this Agreement has been made to Purchaser.

6.4           Access to Independent Counsel.  Seller has had ample opportunity to consult independent legal counsel with respect to this Agreement and has not relied upon Company’s counsel for legal advice.

7.             REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

Purchaser hereby represents and warrants to Seller, Company and PMS that:

7.1           No Violation of Other Agreements.  Neither this Agreement nor any of the transactions contemplated hereby conflicts and will not conflict with or result in the breach of any of the terms or provisions of, or constitute a default under, any contractual obligation to which Purchaser is a party or by which Purchaser is bound, or any legal requirement applicable to Purchaser.  No approval is required to be obtained by Purchaser in connection with the execution, delivery and performance of this Agreement or the transactions contemplated hereby.

7.2           Access to Properties, Books and Records.  Purchaser acknowledges that he has been afforded reasonable access to all properties, books and records of Company with respect to the Shares, the Existing Assignable Option Agreement, and the Pledge Agreements.

7.3           Access to Independent Counsel.  Purchaser has had ample opportunity to consult independent legal counsel with respect to this Agreement and has not relied upon Company’s counsel for legal advice.

8.             COVENANTS AND AGREEMENTS OF THE PARTIES

8.1           Publicity.  Neither Purchaser nor Seller shall, at any time on or after the date hereof, issue any publicity or written or oral statement, or otherwise disclose the existence of this Agreement or any of the terms or conditions hereof, or disclose the contemplation, implementation or consummation of any of the transactions intended hereby, without the prior written consent of the Company and PMS.  Notwithstanding the foregoing, Purchaser and Seller acknowledge that the Company and PMS are part of the Prospect family of companies and that Prospect Medical Holdings, Inc., a Delaware corporation, is a public company required to file annual and periodic disclosure filings with the Securities and Exchange Commission.  Purchaser and Seller acknowledge that this Agreement, and any agreement referenced herein or contemplated hereby, may be filed as an exhibit to such securities’ filings.

9.             CLOSING DATE; CLOSING CONDITIONS; EFFECTUATION OF CLOSING

9.1           Closing Date.  The transactions contemplated by this Agreement shall be consummated at the “Closing”, at such location mutually agreed to by the parties.  The Closing Date shall be November       , 2008, or on such other date mutually agreed to by the parties.

9.2           Conditions to Closing.

(a)           Purchaser shall have executed (i) the Assignable Option Agreement between PMS, Company and Purchaser, in the form attached hereto as Exhibit A., (ii) pledge agreements prepared by Lender in the form attached hereto as Exhibit B and Exhibit C.

(b)           Seller shall have received evidence reasonably satisfactory to Seller that the Pledge Agreements, and any uniform commercial code filings which were filed to perfect Lender’s security interest in the Shares naming Seller, have or will be terminated by Lender promptly upon the closing of the transactions under this Agreement.

9.3           Effectuation of Closing.  At Closing, assuming the satisfaction of the terms and conditions of sale set forth in this Agreement, Seller shall deliver to Purchaser the Stock Power and Seller shall receive the Purchase Price.

10.          MISCELLANEOUS

10.1         Entire Agreement.  This Agreement, together with all documents referred to herein, constitutes the entire agreement between the parties with respect to the subject matter hereof, supersedes all other and prior agreements on the same subject, whether written or oral, and contains all of the covenants and agreements between the parties with respect to the subject matter hereof.  Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by the other party, or by anyone acting on behalf of any party, that are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding.

10.2         Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, and permitted successors and assigns.  No party may assign this Agreement or the rights, interests or obligations hereunder.  Any assignment or delegation in contravention of this Section shall be null and void.

10.3         Counterparts.  This Agreement, and any amendments thereto, may be executed in counterparts, each of which shall constitute an original document, but which together shall constitute one and the same instrument.

10.4         Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

10.5         Notices.  Any notices required or permitted to be given hereunder by any party to the other shall be in writing and shall be deemed delivered upon personal delivery; twenty-four

(24) hours following deposit with a courier for overnight delivery; or seventy-two (72) hours following deposit in the U.S.  Mail, registered or certified mail, postage prepaid, return-receipt requested, addressed to the parties at the following addresses or to such other addresses as the parties may specify in writing:

If to Seller:	Osmundo R. Saguil, M.D.
c/o Prospect Medical Group, Inc.
1920 E. 17th Street, Suite 200
Santa Ana, CA 92705

If to Purchaser:

10.6         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California.

10.7         Amendment.  This Agreement may be amended at any time by agreement of the parties, provided that any amendment shall be in writing and executed by all parties.

10.8         Severability.  If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions will nevertheless continue in full force and effect, unless such invalidity or unenforceability would defeat an essential business purpose of this Agreement.

10.9         Survival of Representations and Warranties.  Except as expressly stated to the contrary herein, the representations and warranties of Purchaser and Seller contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall survive the Closing Date for a period of one (1) year.

10.10       Time of Essence.  Time is expressly made of the essence of this Agreement and each and every provision hereof of which time of performance is a factor.

10.11       Dispute Resolution.  If the parties to this Agreement cannot settle grievances or disputes between them in an informal and expeditious fashion, the dispute shall be submitted, upon the motion of either party, to arbitration in Los Angeles County, California, in accordance with the commercial rules of the American Arbitration Association and applying the laws of the State of California.  Except as may be expressly provided to the contrary in this Agreement, the arbitration procedure described in this Section shall be the sole means of resolving any disputes hereunder.  The parties agree that the decision of the arbitrator shall be final and binding as to each of them, and judgment thereon may be entered in any court having jurisdiction thereof.  During the pendency of any such arbitration and until final judgment thereon has been entered, this Agreement shall remain in full force and effect unless otherwise terminated as provided hereunder.  The provisions of this Section 10.11 shall survive the expiration or sooner termination of this Agreement regardless of the cause of such termination.

10.12       Venue.  In the event of any litigation under this Agreement, the parties agree that the venue for such litigation shall be Los Angeles County, California.

10.13       Attorneys’ Fees.  Should either party hereto institute any action or procedure to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder (including without limitation arbitration), the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including without limitation reasonable attorneys’ fees, incurred by the prevailing party in connection with such action or proceeding.

10.14       Further Assurances.  The parties shall take such actions and execute and deliver such further documentation as may reasonably be required in order to give effect to the transactions contemplated by this Agreement and the intentions of the parties hereto.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

“Purchaser”:		“Seller”:

ARTHUR LIPPER, M.D.		OSMUNDO R. SAGUIL, M.D.

By:	/s/ Arthur Lipper, M.D.	By:	/s/ Osmundo R. Saguil, M.D.
	Arthur Lipper, M.D.		Osmundo R. Saguil, M.D.

“Company”:		“PMS”:

PROSPECT MEDICAL GROUP, INC.		PROSPECT MEDICAL SYSTEMS, INC.

By:	/s/ Samuel S. Lee	By:	/s/ Samuel S. Lee
	Samuel S. Lee		Samuel S. Lee
	Senior VP		Chairman of the Board

Exhibit D

SPOUSAL JOINDER AND CONSENT

I am the spouse of Arthur Lipper, M.D. (“Purchaser”).  To the extent that I have any interest in any of the Shares (as that term is defined in the Stock Purchase Agreement (“Agreement”) entered into as of this date, by and among Osmundo R. Saguil, M.D., as seller, Prospect Medical Group, Inc. (“Company”) and Prospect Medical Systems, Inc. (“PMS”), I hereby join in the Agreement and agree to be bound by its terms and conditions to the same extent as my spouse.  I have read the Agreement, understand its terms and conditions, and to the extent that I have felt it necessary, I have retained independent legal counsel to advise me concerning the legal effect of this Agreement and this Spousal Joinder and Consent.

I understand and acknowledge that Purchaser is relying on the validity and accuracy of this Spousal Joinder and Consent in entering into this Agreement.

Executed this 23rd day of November, 2008.

Signature:	/s/ Allyson Lipper

Printed or Typed Name:	Allyson Lipper